ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

Schedule A of the Investment Advisory Agreement between IDS Life Insurance Company (IDS Life) and American Express Financial Corporation (AEFC) dated October, 14, 1998 is hereby amended to add 2 new investment portfolios, AXP Variable Portfolio - Emerging Markets Fund and AXP Variable Portfolio - S&P 500 Index Fund. All other provisions of the Investment Advisory Agreement remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Addendum as on the __th day of April, 2000.

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
IDS LIFE INSURANCE COMPANY                                    ATTEST:





By:________________________________________________           By:_________________________________________

Name: Pamela J. Moret                                         Name: Chris A. Ingvalson
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Title: Executive Vice President - Variable Assets             Title: Assistant Secretary
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AMERICAN EXPRESS FINANCIAL CORPORATION                        ATTEST:





By:_________________________________________________          By:_________________________________________

Name: Peter J. Anderson                                       Name: Chris A. Ingvalson
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Title: Senior Vice President - Investment Operations          Title: Assistant Secretary
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                                   SCHEDULE A


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                                  FUND                             PERCENTAGE OF
                                                                      NET ASSETS
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AXP Variable Portfolio - Income Series, Inc.
o    AXP Variable Portfolio - Bond Fund                                    0.25%
o    AXP Variable Portfolio - Extra Income Fund                            0.25%
o    AXP Variable Portfolio - Federal Income Fund                          0.25%
o    AXP Variable Portfolio - Global Bond Fund                             0.25%

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AXP Variable Portfolio - Investment Series, Inc.
o    AXP Variable Portfolio - Blue Chip Advantage                          0.25%
o    AXP Variable Portfolio - Capital Resource Fund                        0.25%
o    AXP Variable Portfolio - Emerging Markets Fund                        0.35%
o    AXP Variable Portfolio - Growth Fund                                  0.25%
o    AXP Variable Portfolio - International Fund                           0.35%
o    AXP Variable Portfolio - New Dimensions Fund                          0.25%
o    AXP Variable Portfolio - S&P 500 Index Fund                           0.25%
o    AXP Variable Portfolio - Small Cap Advantage Fund                     0.25%
o    AXP Variable Portfolio - Strategy Aggressive Fund                     0.25%

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AXP Variable Portfolio - Managed Series, Inc.
o    AXP Variable Portfolio - Diversified Equity Income Fund               0.25%
o    AXP Variable Portfolio - Managed Fund                                 0.25%

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AXP Variable Portfolio - Money Market Series, Inc.
o    AXP Variable Portfolio - Cash Management Fund                         0.25%

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IDS Life Series Fund, Inc.
o    Equity Portfolio                                                      0.25%
o    Equity Income Portfolio                                               0.25%
o    Income Portfolio                                                      0.25%
o    Money Market Portfolio                                                0.25%
o    Managed Portfolio                                                     0.25%
o    Government Securities Portfolio                                       0.25%
o    International Equity Portfolio                                        0.35%

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